News Release
F r o m N u a n c e C o m m u n i c a t i o n s

Final Draft for Review

Contacts:

For Investors and Press Richard Mack Nuance Communications, Inc. Tel: 781-565-5000 Email: richard.mack@nuance.com	For Press Holly Dewar Nuance Communications, Inc. Tel: 781-565-5000 Email: holly.dewar@nuance.com
Nuance Announces First Fiscal Quarter 2008 Results
Strong Demand for Speech Solutions and Rapid Progress in Acquisition Integration
Drive Results above Expectations
BURLINGTON, Mass., February 11, 2008 — Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for the first fiscal quarter ended December 31, 2007.
Nuance reported revenues of $195.0 million in the quarter ended December 31, 2007, a 46 percent increase over revenues of $133.4 million in the quarter ended December 31, 2006. In addition to using GAAP results in evaluating the business, management also believes it is useful to evaluate results using non-GAAP measures. Using a non-GAAP measure, the Company reported non-GAAP revenue of approximately $209.1 million which includes approximately $14 million in revenue lost to purchase accounting largely in conjunction with the Company’s acquisitions of Tegic, Viecore and VoiceSignal. Using the non-GAAP measure, revenues grew 55 percent over the same quarter last year.
On a GAAP basis, Nuance recognized a net loss of $15.4 million, or $(0.08) per share, in the quarter ended December 31, 2007, compared with a net loss of $1.2 million, or $(0.01) per share, in the quarter ended December 31, 2006. Using a non-GAAP measure, Nuance reported non-GAAP net income of $38.8 million, or $0.18 per diluted share, for the period ending December 31, 2007, compared to non-GAAP net income of $24.6 million, or $0.13 per diluted share, in the quarter ended December 31, 2006.
The non-GAAP revenue amount includes revenue lost to purchase accounting largely in conjunction with the Company’s acquisitions of Tegic, Viecore and VoiceSignal. The non-GAAP net income amount excludes non-cash taxes and interest, amortization of intangible assets, non-cash amortization of stock-based compensation, and acquisition-related transition and integration costs and charges. See “GAAP to non-GAAP Reconciliation” below for further information on the Company’s non-GAAP measures.
“Nuance delivered a strong start to fiscal 2008, carrying forward the momentum and favorable trends of 2007 into our first quarter performance,” said Paul Ricci, chairman and CEO of Nuance. “In particular, we experienced strong demand for our solutions, across markets, especially within the mobile industry and in healthcare organizations remained strong. The successful integration and performance of recently acquired businesses contributed handsomely to our results and reinforced our ability to extend Nuance’s leadership and to achieve our strategic and operational objectives.”

Consistent with the Company’s strategy and recent trends, highlights from the quarter include:
•	Enterprise Speech — The Company’s enterprise speech revenues were up sequentially and year-over-year owing to expanded customer engagements and contributions from the recent acquisitions of BeVocal and Viecore. In particular, the Nuance On-Demand unit contributed robust revenues with its hosted, transaction-oriented solutions that were fueled by increased traffic during the holiday season. In addition, the team also secured important design wins for new offerings within the quarter and customer satisfaction remains strong as evidenced by the record bookings from the installed base of customers. Important agreements, across the Enterprise division, with new and existing customers include AT&T, Deutsche Bank, Deutsche Telecom, Sprint, the U.S. Census Bureau and XM Radio.
•	Mobile and Embedded Speech — Nuance revenues for its mobile and embedded solutions were a record for the company, surpassing $43 million, owing to strong organic growth and contributions from its VoiceSignal and Tegic acquisitions. The company continues to benefit from active product cycles and consumer demand for devices and applications from manufacturers, including Ford, LG, Motorola, Nokia, RIM, Samsung and TomTom. In the quarter, Nuance expanded its mobile presence through a partnership with Google and the Open Handset Alliance and through engagements with carriers and mobile operators for new, integrated services to be announced later this year. In addition, Nuance speech solutions continue to gain mainstream visibility through product launches and broadcast advertising for applications such as voice control in Ford Sync and voice-based mobile search with the Palm Centro.
•	Healthcare Dictation and Transcription — Nuance’s healthcare dictation revenues were robust in the quarter as interest and demand for Nuance’s dictation and transcription solutions continued to grow. In particular, the company experienced strong performance with its iChart on-demand transcription solution. Important contracts in the quarter with new and existing customers include Adventist, New England Medical Center, St. Joseph’s Health and Spectrum Health.
•	PDF and Document Imaging — Nuance’s PDF and imaging solutions recorded revenues in line with expectations as the company experienced solid performance from its OEM partners, including Brother, Canon, HP and Xerox. In addition, the Company continued to expand its site license program, securing agreements with State Farm, Total France and the U.S. Army.
•	SaaS and Subscription-based Revenues — The Company continued to experience an acceleration in its revenues delivered as software-as-a-service and through subscription or transaction-based models. Across its enterprise, mobile and healthcare businesses, Nuance saw approximately 19 percent of its revenue delivered in this form, compared to 9 percent in the same period last year.
•	Operational Achievement — Nuance sustained a focus on disciplined acquisition integration, cost synergies and expense controls, which resulted in improvements and leverage in its non-GAAP operating margins. Cash flow from operations was approximately $41 million in the first quarter 2008, up 57 percent over the same period last year.
Nuance to Host Quarterly Conference Call at 4:30 p.m. Today
 In conjunction with the announcement, Nuance will broadcast its quarterly conference call over the Internet at 4:30 p.m. ET. Those who wish to listen to the live broadcast should visit the Investor Relations section of the Company’s Web site at www.nuance.com at least 15 minutes prior to the event and follow the instructions provided to ensure that the necessary audio applications are downloaded and installed. The conference call can also be heard via telephone by dialing (800) 230-1096 or (612) 288-0329 five minutes prior to the call and referencing conference code 910107. A replay of the call will be available within 24 hours of the announcement. To access the replay, dial (800) 475-6701 or (320) 365-3844 and refer to access code 910107.

About Nuance Communications, Inc
Nuance Communications, Inc. (NASDAQ: NUAN) is a leading provider of speech and imaging solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with information and how they create, share and use documents. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.
Trademark reference: Nuance, the Nuance logo, Dictaphone, iChart and OmniPage are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.
Safe Harbor and Forward-Looking Statements
Statements in this document regarding the future demand for, performance of, and opportunities for growth in Nuance’s speech, imaging, healthcare and dictation solutions, opportunities provided by the recent acquisitions any other statements about Nuance managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: fluctuations in demand for Nuance’s existing and future products; economic conditions in the United States and abroad; Nuance’s ability to control and successfully manage its expenses, inventory and cash position; the effects of competition, including pricing pressure; possible defects in Nuance’s products and technologies; the ability of Nuance to successfully integrate operations and employees of acquired businesses; the ability to realize anticipated synergies from acquired businesses; and the other factors described in Nuance’s annual report on Form 10-K for the fiscal year ended September 30, 2007 and Nuance’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Nuance disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.
The unaudited financial results presented in this press release are subject to change based on the completion of the review of our fiscal first quarter 2008 financial statements. The information included in this press release should not be viewed as a substitute for full financial statements.
Discussion of Non-GAAP Financial Measures
Management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, for making operating decisions and for forecasting and planning for future periods. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operation of our business from a cash perspective. By organic performance we mean performance as if we had not incurred certain costs and expenses associated with acquisitions. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP revenue and earnings per share.

Consistent with this approach, we believe that disclosing non-GAAP revenue and non-GAAP earnings per share to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP revenue and earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of our business during the fiscal quarters ended December 31, 2006 and 2007, and, in particular, in evaluating our revenue and earnings per share, our management has either included or excluded items in three general categories, each of which are described below.
Acquisition Related Revenues and Expenses. We included revenue related to our acquisitions of BeVocal, Commissure, Dictaphone, Viecore, Vocada, VoiceSignal and Tegic that we would otherwise recognize but for the purchase accounting treatment of this transaction to allow for more accurate comparisons to our financial results of our historical operations, forward looking guidance and the financial results of our peer companies. We also excluded certain expense items resulting from acquisitions to allow more accurate comparisons of our financial results to our historical operations, forward looking guidance and the financial results of our peer companies. These items include the following: (i) acquisition-related transition and integration costs; (ii) amortization of intangible assets associated with our acquisitions; and (iii) costs associated with the investigation of the restatement of the financial results of an acquired entity (SpeechWorks International, Inc.). In recent years, we have completed a number of acquisitions, which result in non-continuing operating expenses which would not otherwise have been incurred. For example, we have incurred transition and integration costs such as retention bonuses for employees of acquired businesses. In addition, actions taken by an acquired company, prior to an acquisition, could result in expenses being incurred by us, such as expenses incurred as a result of the restatement of the financial results of SpeechWorks International, Inc. We believe that providing non-GAAP information for certain revenue and expenses related to material acquisitions allows the users of our financial statements to review both the GAAP revenue and expenses in the period, as well as the non-GAAP revenue and expenses, thus providing for enhanced understanding of our historic and future financial results and facilitating comparisons to less acquisitive peer companies. Additionally, had we internally developed the products acquired, the amortization of intangible assets would have been expensed historically, and we believe the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to industry performance.
Non-Cash Expenses. We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, we believe that excluding stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity compensation programs relied more heavily on equity-based awards that were not required to be reflected on our income statement. We believe that excluding non-cash interest expense and non-cash income taxes provides our senior management as well as other users of our financial statements, with a valuable perspective on the cash based performance and health of the business, including our current near-term projected liquidity.
Other Expenses. We exclude certain other expenses that are the result of other, unplanned events to measure our operating performance as well as our current and future liquidity both with and without these expenses. Included in these expenses are items such as non-acquisition-related restructuring charges. These events are unplanned and arose outside of the ordinary course of our continuing operations. We assess our operating performance with these amounts included, but also excluding these amounts; the amounts relate to costs which are unplanned, and therefore by providing this information we believe our management and the users of our financial statements are better able to understand the financial results of what we consider to be our organic continuing operations.

We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view our financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.
The non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the inclusion or exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future. In addition, other companies, including other companies in our industry, may calculate non-GAAP net income (loss) differently than we do, limiting it’s usefulness as a comparative tool. Management compensates for these limitations by providing specific information regarding the GAAP amounts included and excluded from the non-GAAP financial measures. In addition, as noted above, our management evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.

Financial Tables Follow

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three months ended
	Dec 31
	2007	2006
Product and licensing	$97,936	$75,740
Professional services, subscription and hosting	62,420	27,965
Maintenance and support	34,668	29,716

Total revenue	195,024	133,421

Costs and expenses:
Cost of product and licensing	11,585	10,211
Cost of professional services, subscription and hosting	44,824	20,553
Cost of maintenance and support	7,445	6,979
Cost of revenue from amortization of intangible assets	4,987	2,886

Total costs of revenue	68,841	40,629

Gross Margin	126,183	92,792

Research and development	27,846	16,512
Selling and marketing	56,007	43,861
General and administrative	25,235	15,385
Amortization of other intangible assets	11,499	5,150
Restructuring and other charges	2,152	0

Total operating expenses	122,739	80,908

Income (loss) from operations	3,444	11,884

Other income (expense), net	(14,244)	(6,800)

Income (loss) before income taxes	(10,800)	5,084

Provision for income taxes	4,625	6,319

Net Loss	$(15,425)	$(1,235)

Net Loss per share: basic & fully diluted	$(0.08)	$(0.01)

Weighted average common shares outstanding:
Basic	194,528	169,505

Fully Diluted	194,528	169,505

Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
Unaudited

	Three months ended
	Dec 31
	2007	2006

GAAP total revenue	$195,024	$133,421
Purchase accounting adjustment — revenue	14,028	1,497

Total Non-GAAP revenue	$209,052	$134,918

GAAP net loss	$(15,425)	$(1,235)
Cost of revenue from amortization of intangible assets	4,987	2,886
Amortization of other intangible assets	11,499	5,150
Non-cash stock based compensation (1)	15,175	8,590
Non-cash interest expense	1,305	1,065
Restructuring and other charges	2,152	—
Non-cash taxes	2,825	4,977
Purchase accounting adjustment — cost of revenue (3)	(1,186)	(317)
Purchase accounting adjustment — revenue (3)	14,028	1,497
Acquisition related transition and integration costs (2)	3,461	2,021

Non-GAAP net income	$38,821	$24,634

Non-GAAP net income diluted:	$0.18	$0.13

Shares used in computing non-GAAP net income per share:

Weighted average common shares outstanding:
Basic	194,528	169,505

Fully Diluted	215,884	185,408

	Three months ended
	Dec 31
	2007	2006
(1) Non-cash stock based compensation
Cost of product and licensing	$4	$5
Cost of maintenance and support	326	188
Cost of professional services, subscription and hosting	1,604	544
Research and development	3,584	1,207
Selling and marketing	5,040	3,449
General and administrative	4,617	3,197
Cumulative effect of accounting change	—	—

Total	$15,175	$8,590

(2) Acquisition related transition and integration costs
Cost of product and licensing	$6	$18
Cost of maintenance and support	74	305
Cost of professional services, subscription and hosting	203	229
Research and development	399	369
Selling and marketing	1,103	490
General and administrative	2,134	610

Total	$3,919	$2,021

(3) Purchase accounting adjustment
Revenue	$14,028	$1,497
Cost of product and licensing	—	(317)
Cost of professional services	(1,644)	—

Total	$12,384	$1,180

Nuance Communications, Inc.
Condensed Consolidated Balance Sheet
(Unaudited, in thousands)

	December 31, 2007	September 30, 2007
Assets

Current assets:
Cash and cash equivalents	$323,708	$184,335
Marketable Securities	631	2,628
Accounts receivable, net	244,605	209,707
Inventories, net	6,971	8,013
Prepaid expenses and other current assets	14,068	16,933

Total current assets	589,983	421,616

Goodwill	1,322,496	1,249,642
Other intangible assets, net	404,655	391,190
Land, building and equipment, net	38,732	37,618
Other assets	73,306	72,721

Total assets	$2,429,172	$2,172,787

Liabilities and Stockholders’ Equity

Current liabilities:
Current portion of long term debt and obligations under capital leases	$7,163	$7,430
Accounts payable and accrued expenses	139,295	138,904
Deferred revenue	112,156	95,862
Other short term liabilities	61,985	14,547

Total current liabilities	320,599	256,743

Deferred revenue, net of current portion	12,790	13,185
Long term debt and obligations under capital leases, net of current portion	898,574	899,921
Other long term liabilities	82,311	124,671

Total liabilities	1,314,274	1,294,520

Stockholders’ equity	1,114,898	878,267

Total liabilities and stockholders’ equity	$2,429,172	$2,172,787

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